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                                                                    EXHIBIT 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

                          SUBORDINATED PROMISSORY NOTE

$600,000.00                                                         New York, NY

                                                               Date of Issuance:
                                                                 October 7, 2003

         FOR VALUE RECEIVED, Akorn, Inc., a Louisiana corporation (the "COMPANY"), promises to pay to the order of Arjun Waney or his administrators, representatives, successors or assigns ("HOLDER"), the principal sum of SIX HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($600,000.00), and to pay interest on the outstanding principal balance of this Subordinated Promissory Note (this "NOTE") in accordance with Section 2 of this Note.

         1. Maturity. The Company shall repay the outstanding principal balance of this Note and interest accrued thereon in full on April 7, 2006 (the "MATURITY DATE"). All payments received shall be applied first against costs of collection (if any), then against accrued and unpaid interest on this Note, then against the outstanding principal balance of this Note.

         2. Interest. Interest on the outstanding principal balance of this Note shall accrue from the date hereof at the Prime Rate plus 1.75% (the "INTEREST RATE"), calculated on the basis of a 360 day year of twelve 30 day months and such accrued interest shall be due and payable quarterly in arrears beginning on December 31, 2003 and thereafter on March 31, June 30, September 30 and December 31 of each year (each, an "INTEREST PAYMENT DATE"). The accrued interest shall be payable in cash in arrears on each Interest Payment Date, to the extent permitted to be paid in cash under the credit facility entered into among the Company, Akorn (New Jersey), Inc., La Salle Bank National Association ("LASALLE BANK") and the financial institutions that are or may from time to time become parties thereto, dated as of October 7, 2003 (the "CREDIT FACILITY") and to the extent such accrued interest is not paid in cash it shall accrue and be added to the outstanding principal balance of this Note; provided, however, that upon the occurrence of an Event of Default (as defined herein) interest on the outstanding principal balance of this Note will accrue from the date of such Event of Default at a rate per annum equal to two (2 %) plus the Interest Rate then in effect. "PRIME RATE" shall mean a rate per year equal to that rate of interest per year announced from time to time by LaSalle Bank called its prime rate, which rate at any time may not be the lowest rate charged by LaSalle Bank. Changes in the prime rate shall take effect on the date set forth in each announcement for a change in the Prime Rate.

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         3.       Prepayment. To the extent permitted under the Credit Facility, the outstanding principal balance and all accrued interest payable to Holder hereunder may be prepaid at any time. All prepayments so permitted shall be applied in the order provided in Section 1.

         4. Warrant Coverage. Simultaneously herewith, the Company will issue to the Holder warrants to purchase Common Stock with the terms described in the form of warrant agreement attached hereto as Exhibit A.

         5. Defaults and Remedies. An "EVENT OF DEFAULT" with respect to this Note occurs if:

         (a) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of 5 days;

         (b) The Company defaults in the payment of the principal amount hereof when the same becomes due and payable;

         (c) (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of the Company's assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) the Company shall take any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii) or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                  If an Event of Default occurs then, (in addition to any other rights or remedies the Holder may have hereunder), (a) if such event is an Event of Default specified in (c) above, automatically all the amounts outstanding under this Note shall immediately become due and payable and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, the Holder may by notice of default to the Company declare all or a portion of the amounts outstanding under this Note as due and payable forthwith.

                  If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, this Note or to enforce the performance of any provisions of this Note. A delay or

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omission by the Holder in exercising any right or remedy arising upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  The Holder may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and ceases to exist for all purposes of this Note.

                  Notwithstanding any other provision of this Note, but subject to the provisions of Section 1, the right of the Holder to receive payment of principal on this Note, on or after the Maturity Date or to bring suit for the enforcement of any such payment on or after such Maturity Date shall not be impaired or affected without the consent of the Holder.

         6. Subordination. The Company hereby agrees that, with respect to the its obligations under this Note and any other obligations of any nature payable in respect thereof, including, without limitation, any renewals, rearrangements, or modifications thereof, shall be and hereby are at all times, and in all respects, subordinate and junior in right of payment to the payment of the principal and interest under the (i) the Credit Facility or any replacement or refinancing thereof and (ii) the $3,250,000 Promissory Note, dated December 20, 2001 from the Company to NeoPharm, Inc. This Note will rank senior to the Convertible Bridge Loan and Warrant Agreement, dated as of July 12, 2001, by and among the Company and the John N. Kapoor Trust dtd September 20, 1989.

         7.       Miscellaneous.

         (a) The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

         (b) Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after an Event of Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Event of Default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

         (c) Time is of the essence hereof. Upon any Event of Default hereunder, Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

         (d) The remedies of Holder as provided herein, or any one or more of them, in law or at equity, shall be cumulative and concurrent, and may be pursued singularly, successively or

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together at Holder's sole discretion, and may be exercised as often as occasion therefore shall occur.

         (e) It is expressly agreed that if this Note is referred to any attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Holder by this Note or any other document evidencing or securing this Note, then the Company covenants and agrees to pay all reasonable costs, including attorneys' fees, incurred by Holder in connection therewith.

         (f) If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

         (g) This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or law that would cause the application of the laws of any other jurisdiction other than the State of New York.

         (h) This Note and the rights and obligations herein may be assigned by Holder to any affiliate of Holder, to members of the immediate family of Holder, or to trusts, partnerships or other beneficiaries of Holder, with the prior written consent of the Company, which consent shall not be unreasonably withheld.

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         IN WITNESS WHEREOF, the Company has executed this Subordinated
Promissory Note as of the date first above written.

                                       AKORN, INC.

                                       By: /s/ Bernard J. Pothast
                                           -------------------------------------
                                           Name:  Bernard J. Pothast
                                           Title: Senior Vice President, Chief
                                                  Financial Officer, Secretary
                                                  and Treasurer